Exhibit 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

dated as of April 1, 2019

by and among

ATRM HOLDINGS, INC., a Minnesota corporation,

LONE STAR VALUE MANAGEMENT, LLC, a Connecticut limited liability company,

and

JEFFREY E. EBERWEIN

i

ii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of April 1, 2019, is by and among ATRM HOLDINGS, INC., a Minnesota corporation (the “Buyer”), LONE STAR VALUE MANAGEMENT, LLC, a Connecticut limited liability company (the “Company”), and JEFFREY E. EBERWEIN, the sole member of the Company (the “Member”).

RECITALS

WHEREAS, as of the date of this Agreement, 100% of the issued and outstanding membership interests of the Company (the “Membership Interests”) are owned by the Member;

WHEREAS, the parties desire to enter into this Agreement to provide for the acquisition by the Buyer of the Company through the purchase by the Buyer from the Member of all of the Membership Interests, effective as of January 1, 2019 for accounting purposes;

WHEREAS, the Buyer issued a promissory note dated December 17, 2018 in the principal amount of $300,000.00 for benefit of the Company in exchange for the same amount in cash, with any then accrued and unpaid interest and any other amounts payable under such note due and payable on November 30, 2020 (the “Buyer Note”);

WHEREAS, the Member currently serves as Chairman of the Buyer’s Board of Directors and directly owns 418,017 shares of the Buyer’s common stock (the “Buyer Common Stock”), or approximately 17% of the shares outstanding, and may be deemed to beneficially own (i) 374,561 shares of the Buyer’s 10.00% Series B Cumulative Preferred Stock (the “Buyer Series B Stock”) and unsecured promissory notes with aggregate principal and interest outstanding in the amount of $1,505,031 held by Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”), and (ii) 222,577 shares of Buyer Series B Stock held by Lone Star Value Investors, LP (“LSVI”), due to the Member’s status as the general partner of LSVI and LSV Co-Invest I; and

WHEREAS, the Buyer’s entry into this Agreement and the consummation of the Contemplated Transactions (as defined below) were approved by the independent members of the Buyer’s Board of Directors.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Membership Interests. Upon the terms and subject to the conditions of this Agreement, the Member agrees to sell to the Buyer, and the Buyer agrees to purchase from the Member, all of the Membership Interests at the Closing (the “Membership Interest Purchase”), with such transaction deemed effective as of January 1, 2019 for accounting purposes. The aggregate purchase price for the Membership Interests shall be $100.00, subject to adjustment as provided in Section 1.2.

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Section 1.2 Working Capital Adjustment.

(a) The Member has delivered to the Buyer a statement setting forth the Member’s determination of Working Capital as of immediately prior to January 1, 2019 (the “Working Capital Statement”), which Working Capital Statement contains all information reasonably necessary to determine Working Capital as of immediately prior to January 1, 2019, includes appropriate supporting documentation, and is certified by the Member to be true and correct. “Working Capital” shall mean the total current assets of the Company less than total current liabilities of the Company, each as determined in accordance with generally accepted accounting principles in the United States of America, consistently applied; provided, however, any accrued and unpaid interest and any other amounts payable under the Buyer Note shall be deemed to constitute a current asset of the Company to be reflected in the calculation of Working Capital.

(b) The Buyer shall give written notice to the Member of any objection to the Working Capital Statement (the “Objection Notice”) within thirty (30) days after the Closing Date. The Objection Notice shall specify in reasonable detail the items in the Working Capital Statement to which the Buyer objects and shall provide a summary of reasons for such objections. In the event the Buyer does not deliver the Objection Notice within such thirty (30) day period, the Member’s determination of Working Capital as set forth in the Working Capital Statement shall be deemed to be final and binding on the Buyer.

(c) The Buyer and the Member shall use good faith efforts to resolve any dispute involving any matter set forth in the Objection Notice. If the parties are unable to resolve any dispute involving any matter set forth in the Objection Notice within thirty (30) days after receipt by the Member thereof, such dispute shall be referred for decision to a nationally recognized independent accounting firm chosen by the Buyer and reasonably acceptable to the Member (the “Accounting Firm”) to decide the dispute within thirty (30) days of such referral. The scope of the Accounting Firm’s engagement shall be limited to the resolution of the disputed items described in the Objection Notice that the Member and the Buyer are unable to resolve, and the recalculation, if any, of the Working Capital in light of such resolution. The decision by the Accounting Firm with respect to such disputed items shall be final and binding on the Member and the Buyer and shall be based upon a review of any relevant books and records or other documents requested by the Accounting Firm. The cost of retaining the Accounting Firm shall be borne equally by the Member and the Buyer.

(d) If the Working Capital as of immediately prior to January 1, 2019, as finally determined in accordance with this Section 1.2, is greater than $0.00, then the Buyer shall pay the difference to the Member by the later of (x) fifteen (15) days after its final determination and (y) June 30, 2019, by wire transfer of immediately available United States funds into such accounts as shall have been designated by the Member in writing to the Buyer. If the Working Capital as of immediately prior to January 1, 2019, as finally determined, is less than $0.00, then the Member shall pay the difference to the Buyer by the later of (x) fifteen (15) days after its final determination and (y) June 30, 2019, by wire transfer of immediately available United States funds into such account or accounts as shall have been designated by the Buyer in writing to the Member.

Section 1.3 Closing.

(a) Subject to the terms and conditions of this Agreement, the consummation of the Contemplated Transactions (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement, and the date and time of the completion of the foregoing shall be deemed the “Closing Date”. The Closing shall take place via the electronic exchange of documents and signatures. The Closing shall be deemed effective as of 11:59 p.m., Eastern Time, on the Closing Date.

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(b) At the Closing, the Member will deliver to the Buyer good and valid title to the Membership Interests, free and clear of all Encumbrances other than Permitted Liens (if any), together with an executed form of assignment for the Membership Interests in a form reasonably acceptable to the Buyer.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBER

Except as set forth in the Company’s disclosure schedule provided herewith (the “Company Disclosure Schedule”), the Company and the Member, jointly and severally, hereby represent and warrant to the Buyer, as of the date hereof and as of the Closing Date, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 2.1 Organization, Etc. The Company is duly formed, validly existing and in good standing under the Laws of the State of Connecticut and has all requisite limited liability company power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Company is qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the organizational and governing documents of the Company as presently in effect have been heretofore made available to the Buyer. The Company is not in violation of any term or provision of its organizational or governing documents. The Company does not have, and has never had, any subsidiaries.

Section 2.2 Capitalization. The Member is the sole member of the Company and the owner of all outstanding Membership Interests. All outstanding Membership Interests were duly authorized, validly issued, fully paid and non-assessable, and issued free from preemptive rights and in compliance with all applicable securities Laws. There are no outstanding (a) securities convertible into or exchangeable for Membership Interests of the Company, (b) options, warrants or other rights to purchase or subscribe for securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any securities of the Company, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, the Company is subject or bound. There are no voting trusts, voting agreements, proxies, Membership Interest holders’ agreements or other similar instruments restricting or relating to the rights of the Member to vote, transfer or receive dividends with respect to any Membership Interests or with respect to the management or control of the Company.

Section 2.3 Authority Relative to this Agreement. The Company has all requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Contemplated Transactions. The execution and delivery of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation of the Contemplated Transactions have been duly and validly authorized by all required limited liability company or other action on the part of the Company and no other limited liability company or other proceedings on the part of the Company are necessary to authorize the Transaction Documents to which it is a party or to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by the Company and, assuming this Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Principles”).

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Section 2.4 Consents and Approvals; No Violations. Except as set forth on Section 2.4 of the Company Disclosure Schedule, none of the execution or delivery of any of the Transaction Documents by the Company, the performance by the Company of any of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Company will (a) violate any provision of the organizational or governing documents of the Company, (b) require it to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any federal, state, local or foreign government, executive official thereof, governmental, administrative or regulatory authority, agency, body or commission, including any court of competent jurisdiction, domestic or foreign (each, a “Governmental Entity”), (c) require a consent under, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of the Company pursuant to, any of the terms, conditions or provisions of any Material Contract, except for any consents obtained prior to the Closing, or (d) violate any Law of any Governmental Entity applicable to the Company or by which the Company or any of its properties or assets is bound.

Section 2.5 Financial Statements. The Company has previously delivered or made available to the Buyer true and complete copies of the balance sheet of the Company as of June 30, 2018 and December 31, 2018 (collectively, the “Company Balance Sheet”). The Company Balance Sheet (A) has been prepared from, and is in accordance with, the books and records of the Company, and (B) fairly presents in all material respects the financial position of the Company as of the date thereof.

Section 2.6 No Undisclosed Liabilities; Discharge of Obligations. The Company has no outstanding liabilities, indebtedness or known, defined financial obligations over $5,000, except as and to the extent set forth, disclosed in, reflected in or otherwise described in the Company Balance Sheet or in Section 2.6 of the Company Disclosure Schedule. The Company has no indebtedness for borrowed money immediately prior to Closing.

Section 2.7 Compliance with Law.

(a) Except as set forth on Section 2.7 of the Company Disclosure Schedule, (i) neither the Company nor the Member nor, to the Knowledge of the Company, any officer, manager or employee of the Company, in such capacity, has received notice from any Governmental Entity of, or to the Knowledge of the Company, is charged or threatened with or under investigation with respect to, any violation of any provision of any applicable Law and (ii) the Company is, and has been for the past three (3) years, in compliance in all material respects with all Laws applicable to it or any of its businesses, properties or assets.

(b) The Company currently is not required to be registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”), and is currently an exempt reporting advisor with the State of Connecticut reporting to the SEC.

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Section 2.8 Material Contracts.

(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a list of all Contracts that are material to the Company to which it is a party or by which it or any of its properties or assets is bound, including, without limitation, (i) any employment Contract or other Contract for services that is not terminable at will without liability for any penalty or severance payment, (ii) any Contract involving annual payments or receipts by the Company of $25,000 or more, (iii) any Contract containing an exclusivity provision that restricts the Company’s business or any Contract limiting the Company’s freedom to compete in any line of business, in any geographic area or with any Person, and (iv) any Contract providing for the borrowing or lending of money or any guarantee except for those providing funds to Buyer or Buyer’s direct or indirect subsidiaries (collectively, the “Material Contracts”). The Company has made available to the Buyer true, correct and complete copies of all Material Contracts.

(b) Each of the Material Contracts constitutes the valid, legally binding and enforceable obligation of the Company and, to the Knowledge of the Company, each of the other parties thereto, except as may be limited by applicable Bankruptcy and Equity Principles. Each Material Contract is in full force and effect.

(c) The Company is not in breach or default in any material respect, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default by the Company or permit termination, modification or acceleration, of or under any of the Material Contracts and, to the Knowledge of the Company, no other party to any Material Contract is in breach or default in any material respect, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default by such party, of or under any Material Contract. The Company has not received written notice of a claim against the Company by any party to a Material Contract in respect of any breach or default thereunder, except as otherwise described in Section 2.8(c) of the Company Disclosure Schedule.

(d) The Company has not received any impending or forthcoming notice of termination, cancellation, material reduction of services or non-renewal that is currently in effect with respect to any Material Contract and, to the Knowledge of the Company, no other party to a Material Contract plans to terminate, cancel or not renew, or materially reduce the services provided to it under, any such Material Contract.

Section 2.9 Litigation. Except as set forth on Section 2.7 of the Company Disclosure Schedule or otherwise previously disclosed in writing to the Buyer, there is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its properties by or before any Governmental Entity. The Company is not subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity. There is no action, suit or proceeding pending or, to Knowledge of the Company, threatened against any current or former officer, manager, employee or consultant of the Company in his or her capacity as such, except as otherwise disclosed in Section 2.9 of the Company Disclosure Schedule or otherwise previously disclosed in writing to the Buyer. There is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened against the Company by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 2.10 Taxes. Except as set forth in Section 2.10 of the Company Disclosure Schedule:

(a) The Company or the Member has:

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(i) duly and timely filed, or caused to be filed, in accordance with applicable Law all Company Tax Returns, each of which is true, correct and complete,

(ii) duly and timely paid in full, or caused to be paid in full, all Company Taxes (including but not limited to withholding, payroll and employment Taxes) due and payable (whether or not shown on any Company Tax Return) on or prior to the Closing Date, and

(iii) properly accrued on its books and records a provision for the payment of all Company Taxes that are due, are claimed to be due, or may or will become due with respect to any Pre-Closing Period or the portion ending on the Closing Date of any Straddle Period.

(b) There is no power of attorney in effect with respect or relating to any Company Tax or Company Tax Return.

(c) No audit, action, assessment, examination, hearing, inquiry or investigation is pending, or to the Knowledge of the Company, threatened or proposed with regard to any Company Tax or Company Tax Return.

(d) The statute of limitations applicable or relating to any Company Tax or any Company Tax Return has never been modified, extended or waived, nor has any request been made in writing for any such modification, extension or waiver.

(e) No jurisdiction where a Company Tax Return has not been filed or Company Tax has not been paid has made or, to the Knowledge of the Company, threatened to make a claim for the payment of any Company Tax or the filing of any Company Tax Return.

(f) The Company is and always has been treated as a disregarded entity for federal income tax purposes. The Company has never filed an entity classification election under Code Section 7701.

Section 2.11 Owned and Leased Properties.

(a) The Company owns no interest in any real property. Section 2.11 of the Company Disclosure Schedule contains a correct and complete description of all leases, licenses, permits, subleases and occupancy agreements or arrangements, together with any amendments thereto (each a “Real Property Lease” and collectively, the “Real Property Leases”), with respect to real property to which the Company is a party to, bound by or enjoys the benefits of (the “Leased Real Property”), including the address and a description of uses by the Company of the Leased Real Property.

(b) The Leased Real Property constitutes all of the land, buildings, structures, improvements, fixtures and other interests and rights in real property that are used or occupied by the Company in connection with the business of the Company.

(c) The Company does not have any oral or written agreement with any real estate broker, agent or finder with respect to the Leased Real Property.

(d) True, complete and accurate copies of the Real Property Leases have been provided to the Buyer and the Real Property Leases are listed in Section 2.11(d) of the Company Disclosure Schedule.

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(e) Each Real Property Lease is valid and binding on the Company and, to the Company’s Knowledge, each other party thereto, and is in full force and effect. Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Real Property Lease, subleased all or any part of the space demised thereby, or granted any right to the possession, use, occupancy or enjoyment of any Leased Real Property, to any third party. No option has been exercised under any of such Real Property Leases, except options whose exercise has been evidenced by a written document, a true, correct and complete copy of which has been made available to Buyer with the corresponding Real Property Lease. No Real Property Lease will cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect or require consent or notice solely as a result of the consummation of any of the Contemplated Transactions, nor will the consummation of any such transactions constitute a breach or default under any such Real Property Lease or otherwise give the landlord a right to terminate such Real Property Lease. The Company has not received any written notice that it has violated any Law applicable to the operation of the Leased Real Property or any covenant, condition, easement or restriction of record affecting any of the Leased Real Property. All brokerage commissions and other compensation and fees payable by the Company by reason of the Real Property Leases, if any, have been paid in full, and to the Company’s Knowledge, all brokerage commissions and other compensation and fees payable by any other Persons by reason of the Real Property Leases have been paid in full.

Section 2.12 Intellectual Property; Personal Information.

(a) There is no Intellectual Property owned or used by the Company that is material to the Company’s business as currently being conducted. Immediately following the Closing Date, Company will continue to have, and will be permitted to exercise all of Company’s rights under, and will have the same rights with respect to, all Intellectual Property necessary to enable the Company to conduct its business to the same extent Company would have had, and been able to exercise, had the Contemplated Transactions not occurred.

(b) To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property of the Company by any third party. The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, and, to the Knowledge of the Company, the Company is not infringing, misappropriating or making unlawful use of, any Intellectual Property owned by any third party.  There are no actions, suits or proceedings that are pending or, to the Knowledge of the Company, threatened against the Company with respect to any infringement, misappropriation or unlawful use of any Intellectual Property owned or used by any third party.

Section 2.13 Insurance. The Company’s liability insurance policies are listed on Section 2.13 of the Company Disclosure Schedule. True, complete and accurate copies of the Company’s insurance policies have been provided to the Buyer. There are no pending claims under any of such policies.

Section 2.14 Environmental Laws. To the Knowledge of the Company, the Company (i) is in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, if any, and (iii) is in material compliance with all terms and conditions of any such permit, license or approval, if any, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 2.15 Employee and Labor Matters. The Company is not a party to any collective bargaining or other labor union Contract applicable to Persons employed by it, no collective bargaining agreement is being negotiated by the Company, and, to the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any of the employees of the Company. Except as set forth in Section 2.15 of the Company Disclosure Schedule, (a) the Company is in compliance in all material respects with all applicable Laws relating to employment and employment practices, wages, hours, occupational safety, health standards, severance payments, equal opportunity, payment of social security, national insurance and other Taxes, and terms and conditions of employment, (b) there are no charges with respect to or relating to the Company, or to the Knowledge of the Company, threatened by or before any Governmental Entity responsible for the prevention of unlawful or discriminatory employment practices or unfair labor practices, and (c) there is no strike, work stoppage, work slowdown, lockout, picketing, concerted refusal to work overtime, or other similar labor activity pending or, to the Knowledge of the Company, threatened against or involving the Company or within the last three years. All sums due for employee, consultant and independent contractor compensation and benefits, including pension and severance benefits, and all vacation time owing to any employees of the Company have been duly and adequately accrued on the accounting records of the Company. Except to the extent a failure to correctly characterize or treat would not result in material liability to the Company, all individuals characterized and treated by the Company as consultants or independent contractors are properly treated as independent contractors under all applicable Laws. Except to the extent a failure to correctly classify would not result in material liability to the Company, all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified.

Section 2.16 Employee Plans.

(a) Section 2.16(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of:

(i) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to which the Company has any obligation or liability, contingent or otherwise (the “Benefit Plans”);

(ii) all current managers and officers of the Company; and

(iii) all employment, consulting, termination, profit sharing, severance, change of control, individual compensation and indemnification agreements, and all bonus and other incentive compensation, deferred compensation, salary continuation, disability, severance, equity award, option, equity purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union and vacation agreements, policies and arrangements under which the Company has any obligation or liability (contingent or otherwise) in respect of any current or former officer, manager, employee, consultant or contractor of the Company (the “Employee Arrangements”), other than as previously provided to the Buyer in writing.

(b) If applicable, in respect of each Benefit Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been made available to the Buyer: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including schedules and attachments); and (iv) each written Employee Arrangement, and all amendments thereto. The Company does not maintain any qualified retirement plans.

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(c) If applicable, all premium payments required to have been made by the Company have been timely and properly made or accrued.

(d) If applicable, the Benefit Plans and Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws in all material respects; unless otherwise disclosed within Section 2.16(d) of the Company Disclosure Schedule.

(e) Except as set forth on Section 2.16(e) of the Company Disclosure Schedule or otherwise previously disclosed in writing to the Buyer, there are no pending or, to the Knowledge of the Company, threatened actions, claims, suits or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder) and, to the Knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis for any of the foregoing.

(f) Except as set forth on Section 2.16(f) of the Company Disclosure Schedule, the Company has no obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, managers, employees, consultants or contractors except (i) as may be required under Part 6 of Title I of ERISA, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment.

(g) None of the assets of any Benefit Plan is equity of the Company.

(h) Except as set forth on Section 2.16(h) of the Company Disclosure Schedule, neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the Contemplated Transactions will (i) result in any payment becoming due to any manager, officer, employee, consultant or contractor (current, former or retired) of the Company, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as may be required by the partial or full termination of any Benefit Plan intended to be qualified under Section 401 of the Code). No Benefit Plan or Employee Arrangement in effect immediately prior to the Closing Date would result, individually or in the aggregate (including as a result of this Agreement, any of the Transaction Documents or any of the Contemplated Transactions), in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(i) The Company has not entered into any non-qualified deferred compensation plan or arrangement with any employee or service provider.

Section 2.17 Brokers and Finders. Neither of the Company nor any of its Representatives has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which the Buyer would be liable.

Section 2.18 Absence of Questionable Payments. None of the Company or, to the Knowledge of the Company, the Member, manager, officer, employee, consultant or other Person acting on behalf of the Company has (a) used any funds for unlawful contributions, payments, gifts or expenditures, (b) made any unlawful expenditures of funds relating to political activity to government officials or others or (c) established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable domestic or foreign Law. None of the Company or, to the Knowledge of the Company, any manager, officer, employee, consultant or other Person acting on behalf of the Company has offered, paid or agreed to pay to any Person (including any governmental official), or solicited, received or agreed to receive from any such Person, directly or indirectly, any unlawful contributions, payments, gifts, expenditures, money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty.

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Section 2.19 Books and Records. Except as set forth on Section 2.19 of the Company Disclosure Schedule, the books of account and other books and records of the Company are complete and accurate in all material respects and have been maintained in accordance with sound business practice, applicable requirements of Law. Except as set forth on Section 2.19 of the Company Disclosure Schedule, the Company has (a) provided Buyer and its authorized Representatives reasonable access to all personnel, books, records (including information related to financial, legal, environmental, regulatory and employee benefits matters), offices and other facilities and properties of the Company as the Buyer may have reasonably requested, (b) permitted the Buyer and its authorized Representatives to make such inspections thereof as the Buyer reasonably requested, and (c) furnished the Buyer with such financial and operating data and other information with respect to the business and operations of the Company as the Buyer may have reasonably requested.

Section 2.20 Bank Accounts; Powers of Attorney. Section 2.20 of the Company Disclosure Schedule sets forth a true, complete and correct list showing: (a) all banks in which the Company maintains a bank account or safe deposit box (collectively, “Bank Accounts”), together with, as to each such Bank Account, the type of account, and the names of all signatories thereof ; and (b) the names of all Persons holding powers of attorney from the Company. The account numbers for all Bank Accounts were provided to the Buyer prior to Closing.

Section 2.21 Certain Transactions. Except as set forth on Section 2.21 of the Company Disclosure Schedule, neither the Member nor any of his Affiliates or any member of his immediate family (for this purpose, “immediate family” means such Person’s spouse, parents, children and siblings) is presently a party to any Contract or transaction with the Company, including without limitation, any Contract (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services in the foregoing capacities) any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a member, officer, manager, trustee or partner, and no such Person owns directly or indirectly any interest in (excluding passive investments in less than 1% of the shares of any company that lists its shares on a national securities exchange), or serves as an officer or manager or in another similar capacity of, any competitor or customer of the Company or any organization that has a Material Contract with the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MEMBER

Except as set forth in the Company Disclosure Schedule, the Member hereby represents and warrants to Buyer, as of the date hereof, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 3.1 Ownership of Membership Interests. The Member owns all of the Membership Interests free and clear of all Encumbrances except for any Permitted Liens, and, as a result of the Membership Interest Purchase, the Buyer will acquire good, valid and marketable title to such Membership Interests free and clear of all Encumbrances.

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Section 3.2 Authority Relative to this Agreement. The Member has all requisite right, power and authority to execute and deliver the Transaction Documents to which he is a party, to perform his obligations thereunder and to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which the Member is a party will be, duly and validly executed and delivered by the Member and, assuming this Agreement has been, and each of the other Transaction Documents to which the Member is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which the Member is a party will constitute, a legal, valid and binding obligation of the Member, enforceable against the Member in accordance with their respective terms, except as limited by applicable Bankruptcy and Equity Principles.

Section 3.3 Consents and Approvals; No Violations. None of the execution or delivery of any of the Transaction Documents by the Member, the performance by the Member of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Member will (a) require the Member to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, (b) require a consent under, result in a material violation or material breach of, constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of the Member pursuant to, any of the terms, conditions or provisions of any Contract to which the Member is a party or by which the Member or any of his properties or assets is bound, except for any consents obtained prior to the Closing, or (c) violate any Law of any Governmental Entity applicable to the Member or by which he or any of his properties or assets is bound.

Section 3.4 Litigation. There is no action, suit or proceeding pending or, to the Knowledge of the Member, threatened against the Member by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 3.5 Brokers and Finders. The Member has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which the Buyer or the Company would be liable.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in the Buyer’s disclosure schedule provided herewith (the “Buyer Disclosure Schedule”), the Buyer hereby represents and warrants to the Company and the Member, as of the date hereof and as of the Closing Date, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 4.1 Corporate Organization, Etc. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Minnesota and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Buyer is qualified to do business as a foreign corporation and is in good standing (to the extent such concept is recognized) in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (if applicable) would not, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect. True and complete copies of the organizational and governing documents of the Buyer as presently in effect have been heretofore made available to the Company. The Buyer is not in violation of any term or provision of its organizational or governing documents. The Company is to become a separate and independent direct subsidiary of the Buyer upon the Closing.

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Section 4.2 Authority Relative to this Agreement. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Contemplated Transactions. The execution and delivery of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation of the Contemplated Transactions, including, without limitation, the Membership Interest Purchase, have been duly and validly authorized by all required corporate or other action on the part of the Buyer, and no other corporate or other proceedings on the part of the Buyer are necessary to authorize the Transaction Documents to which it is a party or to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by the Buyer and, assuming this Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute, a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with their respective terms, except as limited by applicable Bankruptcy and Equity Principles.

Section 4.3 Consents and Approvals; No Violations. None of the execution or delivery of any of the Transaction Documents by the Buyer, the performance by the Buyer of any of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Buyer will (a) violate any provision of the organizational or governing documents of the Buyer, (b) require it to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, (c) require a consent under, result in a material violation or material breach of, constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of the Buyer pursuant to, any of the terms, conditions or provisions of any material Contract to which the Buyer is a party or by which the Buyer or any of its properties or assets is bound, except for any consents obtained prior to the Closing, (d) violate any Law of any Governmental Entity applicable to the Buyer or by which the Buyer or any of its properties or assets is bound or (e) require the Buyer to obtain the approval of any holders of its capital stock by Law, the Buyer’s articles of incorporation or bylaws or otherwise in order for the Buyer to consummate the Membership Interest Purchase and the Contemplated Transactions.

Section 4.4 Financial Statements. The Buyer has previously delivered or made available to the Company a true and complete copy of the Buyer’s unaudited consolidated balance sheet as of September 30, 2018 (the “Buyer Balance Sheet”). The Buyer Balance Sheet (A) has been prepared from, and is in accordance with, the books and records of the Buyer, and (B) fairly presents in all material respects the financial position of the Buyer as of the date thereof.

Section 4.5 Compliance with Law. Except for the Buyer’s delinquent periodic reports required to be filed with the SEC, (i) neither the Buyer nor subsidiaries of the Buyer nor, to the Knowledge of the Buyer, any officer, manager or employee of the Buyer, in such capacity, has received notice from any Governmental Entity of, or to the Knowledge of the Buyer, is charged or threatened with or under investigation with respect to, any violation of any provision of any applicable Law and (ii) the Buyer and the Buyer’s subsidiaries are, and have been for the past three (3) years, in compliance in all material respects with all Laws applicable to it or any of its businesses, properties or assets.

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Section 4.6 Litigation. Except as disclosed in the Buyer’s periodic reports filed with the SEC, there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Buyer, threatened against the Buyer or any of their respective properties by or before any Governmental Entity. The Buyer is not subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity. There is no action, suit or proceeding pending or, to the Knowledge of the Buyer, threatened against the Buyer by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 4.7 Brokers and Finders. The Buyer has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which either the Company or the Member would be liable.

Section 4.8 Insurance. The Buyer’s director’s and officer’s insurance policies are listed on Section 4.8 of the Buyer Disclosure Schedule. True, complete and accurate copies of such policies have been provided to the Company. There are no pending claims under any of such policies.

Section 4.9 Environmental Laws. To the Knowledge of the Buyer, the Buyer (i) is in material compliance with any and all applicable Environmental Laws, (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, if any, and (iii) is in material compliance with all terms and conditions of any such permit, license or approval, if any, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

ARTICLE V
COVENANTS

Section 5.1 Public Announcements. The Buyer, on the one hand, and the Company and the Member, on the other hand, will consult with one another before issuing any press release or otherwise making any public statements in respect of this Agreement or any of the Contemplated Transactions, including the Membership Interest Purchase, and will not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that any party may at any time make disclosures regarding the Contemplated Transactions if it is advised by legal counsel that such disclosure is required under applicable Law or by a Governmental Entity or any listing agreement with a public securities exchange, in which case the disclosing party will (a) consult with the other parties hereto prior to such disclosure, and (b) seek confidential treatment for such portions of such disclosure as are reasonably requested by any other party hereto.

Section 5.2 Tax Covenants.

(a) To the extent permitted under applicable Law, the Company shall close or terminate (or cause to be closed or terminated), as of the close of business on the Closing Date, each Tax period relating to any Company Tax or Company Tax Return.

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(b) The Buyer shall prepare and file each Company Tax Return that is due after the Closing Date and relates to a Pre-Closing Period or a Straddle Period in accordance with applicable Law. At least twenty (20) days prior to the date on which any such Company Tax Return is due (after taking into account any valid extension), the Buyer will deliver such Company Tax Return to the Member. No later than fifteen (15) days prior to the date on which such Company Tax Return is due (after taking into account any valid extension), the Member may make reasonable changes and revisions to such Company Tax Return. The Buyer shall cooperate fully in making any reasonable changes and revisions to such Company Tax Return. At least three (3) days prior to the date on which such Company Tax Return (as reasonably revised by a Member) is due (after taking into account any valid extension), the Member shall pay to the Buyer an amount equal to the Company Tax on such Company Tax Return to the extent such Company Tax relates, as determined under Section 5.2(c), to a Pre-Closing Period (except to the extent such Company Taxes were taken into account in the determination of Working Capital).

(c) In the case of a Company Tax payable for a Straddle Period, the portion of such Company Tax that relates to the portion of the Straddle Period ending on the Closing Date will (i) in the case of a Tax other than a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of all of the days in the Straddle Period; and (ii) in the case of a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts, be deemed equal to the amount that would be payable if the Straddle Period ended on the Closing Date and such Tax was based on an interim closing of the books as of the close of business on the Closing Date.

(d) Each party will promptly forward to the other a copy of all written communications from any Governmental Entity relating to any Company Tax or Company Tax Return for a Pre-Closing Period or Straddle Period. Upon reasonable request, each party will make available to the other all information, records and other documents relating to any Company Tax or any Company Tax Return for a Pre-Closing Period or Straddle Period. The parties will preserve all information, records and other documents relating to a Company Tax or a Company Tax Return for a Pre-Closing Period or Straddle Period until the date that is six (6) months after the expiration of the statute of limitations applicable to the Company Tax or the Company Tax Return. Prior to transferring, destroying or discarding any information, records or documents relating to any Company Tax or any Company Tax Return for a Pre-Closing Period or Straddle Period, the Company and the Member, as applicable, will give to Buyer reasonable written notice and, to the extent Buyer so requests, the Company and the Member, as applicable, will permit Buyer to take possession of all such information, records and documents. In addition, the parties will cooperate with each other in connection with all matters relating to the preparation of any Company Tax Return or the payment of any Company Tax for a Pre-Closing Period or Straddle Period and in connection with any audit, action, suit, claim or proceeding relating to any such Company Tax or Company Tax Return, and Buyer will have the right to control any such audit, action, suit, claim or proceeding. Nothing in this Section 5.2(d) will affect or limit any indemnity or similar provision or any representations, warranties or obligations of any of the parties. Each party will bear its own costs and expenses in complying with the provisions of this Section 5.2(d).

(e) Buyer, on the one hand, and the Member, on the other hand, shall each be liable for and each shall pay when due fifty percent (50%) of all transfer taxes incurred in connection with this Agreement or any of the Contemplated Transactions (“Transfer Taxes”). The party as determined and communicated by Buyer required by any legal requirement to file a Tax Return or other documentation with respect to such Transfer Taxes shall do so within the time period prescribed by Law, and the other party shall promptly reimburse such party for any Transfer Taxes for which the other party is responsible upon receipt of notice that such Transfer Taxes are payable. To the extent permitted by any applicable legal requirement, the parties hereto shall cooperate in taking reasonable steps to minimize any Transfer Taxes.

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(f) None of the Member or the Company shall make or request a refund of any Company Tax or with respect to any Company Tax Return or amend any Company Tax Return, unless the Buyer, at its sole discretion, consents in writing thereto. The Buyer shall not be obligated to seek or request any refund of any Company Tax or amend any Company Tax Return; provided that the Buyer shall pay to the Member any refund or credit of Company Taxes with respect to a Pre-Closing Period (including any interest thereon).

(g) Each of the Company and the Member shall terminate or cause to be terminated any Tax sharing or similar agreement with respect to or involving the Company as of the Closing Date, without liability to any party, and any further effect for any year (whether the current year, a future year or a past year) or with respect to any Post-Closing Period. Any amounts payable under any Tax sharing or similar agreement will be cancelled as of the Closing Date, without any liability to the Company.

(h) The Buyer and the Member hereby acknowledge and agree that the purchase and sale of Membership Interests contemplated by this Agreement is intended to be treated as a sale of the Company’s assets for U.S. federal income tax purposes. The Buyer and the Member further agree not to take any action or position that is inconsistent with such treatment unless otherwise required to do so by applicable Law.

(i) In accordance with Section 5.2(h), the Member shall prepare an allocation of the purchase price (together with all other items treated as consideration for U.S. federal income tax purposes) among the Company’s assets in accordance with Section 1060 and the Treasury regulations thereunder (and any similar provision of state, local, or non-U.S. law, as appropriate) (the “Allocation”). The Allocation, as finally determined (and subject to any further amendment in accordance with Section 1.2) (the “Final Allocation”), shall be binding upon the Member, the Buyer and the Company. The Member, the Buyer and the Company shall report, act, and file all Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Final Allocation prepared by the Member. Neither the Member, the Buyer nor the Company shall take any action or position that is inconsistent with the Final Allocation unless otherwise required to do so by applicable Law.

ARTICLE VI
INDEMNIFICATION

Section 6.1 Indemnification.

(a) Indemnification by the Member. Subject to the other terms of this Section 6.1, the Member will defend, indemnify and hold harmless the Buyer and its Representatives (collectively, the “Buyer Indemnified Parties”) from and against and in respect of any and all losses, liabilities, obligations, claims, actions, damages, judgments, penalties, fines, settlements and expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred by any of the Buyer Indemnified Parties arising out of, based upon or related to (i) any inaccuracy or breach of any of the representations or warranties made by either the Company or the Member in this Agreement, (ii) any breach of or failure to comply with any covenant or agreement made by either the Company or the Member in this Agreement (except that as to the Company, only with respect to any breach prior to Closing), (iii) any Company Taxes for any Pre-Closing Period (except to the extent such Company Taxes were taken into account in the determination of Working Capital) or (iv) any matters described in Section 2.7 or Section 2.9 of the Company Disclosure Schedule, or any other action, suit, proceeding or investigation relating to periods prior to the Closing.

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(b) Indemnification by the Buyer. Subject to the other terms of this Section 6.1, the Buyer will defend, indemnify and hold harmless the Member and each of his Representatives (collectively, the “Member Indemnified Parties”) from and against and in respect of any and all Losses incurred by any of the Member Indemnified Parties arising out of, based upon or related to (i) any inaccuracy or breach of any of the representations or warranties made by the Buyer in this Agreement, or (ii) any breach of or failure to comply with any covenant or agreement made by the Buyer in this Agreement.

(c) Indemnification Procedure.

(i) The Person seeking indemnification under this Section 6.1 (the “Indemnified Party”) shall give to the party(ies) from whom indemnification is sought (the “Indemnifying Party”) prompt written notice of any third-party claim which may give rise to any indemnity obligation under this Section 6.1, and the Indemnifying Party will have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying the Indemnified Party within ten (10) days of receipt of the Indemnified Party’s written notice; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Failure of the Indemnified Party to give prompt notice shall not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnified Party desires to participate in any such defense assumed by the Indemnifying Party, it may do so at its sole cost and expense; provided, however, that the Indemnified Party will be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, in the reasonable judgment of counsel to the Indemnified Party, a conflict or potential conflict exists, or there are separate or additional defenses available to the Indemnified Party, that would make such separate representation advisable. If the Indemnifying Party declines to assume any such defense or fails to diligently pursue any such defense, then the Indemnifying Party will be liable for all reasonable costs and expenses incurred by the Indemnified Party in connection with investigating, defending, settling and/or otherwise dealing with such claim, including reasonable fees and disbursements of counsel. The parties hereto agree to cooperate with each other in connection with the defense of any such claim. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise, or consent to the entry of any judgment with respect to any such claim, unless such settlement, compromise or judgment (A) does not result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof, (B) does not involve any remedies other than monetary damages, and (C) includes an unconditional release of the Indemnified Party and its Affiliates for all liability arising out of such claim and any related claim. The Indemnified Party will not, without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld, delayed or conditioned, settle, compromise, or consent to the entry of any judgment with respect to any such claim.

(ii) If an indemnification claim by any Indemnified Party is not disputed by the Indemnifying Party within thirty (30) days after the Indemnifying Party’s having received written notice thereof, or has been resolved by a Law of a Governmental Entity, by a settlement of the indemnification claim in accordance with Section 6.1(c)(i) or by agreement of the Indemnified Party and the Indemnifying Party (any of the foregoing, a “Resolution”), then (A) in the case of indemnification under Section 6.1(b), the Member will deliver evidence of such Resolution to the Buyer, whereupon the Buyer will pay to the Member Indemnified Party promptly following such Resolution an amount in cash equal to the Losses of such Member Indemnified Party as set forth in such Resolution, or (B) in the case of indemnification under Section 6.1(a), the Buyer will deliver evidence of such Resolution to the Member, whereupon the Member will pay to the Buyer Indemnified Party promptly following such Resolution an amount in cash equal to the Losses of such Buyer Indemnified Party as set forth in such Resolution.

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(d) Limitations. The foregoing indemnification obligations will survive the consummation of the Membership Interest Purchase for a period of eighteen (18) months following the Closing Date; provided, however, that the right to indemnification arising out of, based upon or related to any inaccuracy or breach of any of the representations or warranties contained in Sections 2.1 (Organization, Etc.), 2.2 (Capitalization), 2.3 (Authority Relative to this Agreement), 2.4 (Consents and Approvals; No Violations), 2.10 (Taxes), 2.12 (Intellectual Property; Personal Information), 2.16 (Employee Plans), 2.17 (Brokers and Finders), 3.1 (Ownership of Membership Interests), 3.2 (Authority Relative to this Agreement), 3.3 (Consents and Approvals; No Violations), 3.5 (Brokers and Finders), 4.1 (Corporate Organization, Etc.), 4.2 (Authority Relative to this Agreement), 4.3 (Consents and Approvals; No Violations), 4.5 (Brokers and Finders), subsection (b) of Section 2.7, and the first sentence of Section 2.11(a) (collectively, the “Fundamental Representations”) or arising under Section 6.1(a)(iii-iv) will survive the Closing until 60 days after the expiration of the statute of limitations for any claim thereunder relating to the matters covered by the applicable Fundamental Representation, including any extensions thereof, or, if no statute of limitations is applicable thereto, for a period of six (6) years after the Closing Date; and provided, further, that claims first asserted in writing within the applicable survival period will not thereafter be barred.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Entire Agreement; Binding Effect; Assignment. This Agreement (including the exhibits hereto and the Company Disclosure Schedule) constitutes the entire agreement among the parties hereto in respect of the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation, by any of the Company or the Member, on the one hand, or the Buyer, on the other hand, without the prior written consent of the other party(ies). Any assignment in violation of the preceding sentence shall be void.

Section 7.2 Notices. All notices, requests, demands, instructions and other documents and communications to be given under this Agreement shall be in writing and shall be deemed given (a) three (3) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by email, provided that the e-mail is not returned with an undeliverable, delayed or similar message, provided, further, that such notice must also be sent via the method described in subsection (c) or (d) hereof, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a nationally recognized overnight courier service wherein the courier provided proof of delivery, and in each case, addressed to a party at the following address for such party:

if to the Buyer, to:	ATRM Holdings, Inc.
5215 Gershwin Avenue N.
Oakdale, Minnesota 55128
	Attention:	Daniel M. Koch
President and Chief Executive Officer
	Email:	dkoch@atrmholdings.com

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with a copy (which shall
not constitute notice) to:	Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
	Attention:	Adam W. Finerman, Esq.
	Email:	afinerman@olshanlaw.com

if to the Member, to:	Jeffrey Eberwein
53 Forest Ave., 1st Floor
Old Greenwich, CT 06870
	Email:	je@lonestarvm.com

or to such other address or email address as the party to whom notice is given shall have previously furnished to the other parties in writing in the manner set forth above.

Section 7.3 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of law principles thereof to the extent that the application of the Laws of another jurisdiction would be required thereby. All actions, suits or proceedings arising out of or relating to this Agreement or any of the other Transaction Documents shall be heard and determined exclusively in any New York state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court located in New York County, New York for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement, any of the other Transaction Documents or any of the Contemplated Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.2. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

Section 7.4 Expenses. All fees and out-of-pocket expenses incurred in connection with this Agreement, any of the other Transaction Documents or any of the Contemplated Transactions (including, without limitation, the fees and expenses of counsel, accountants, consultants and any broker, finder or financial advisor) will be paid by the party incurring such fees and expenses.

Section 7.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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Section 7.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 7.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Facsimile or .pdf signatures shall have the same force and effect as original signatures.

Section 7.8 Interpretation.

(a) The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns.

(b) The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

(c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.9 Amendment and Modification; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Buyer, the Company and the Member. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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Section 7.10 Legal Counsel. The Company and the Member acknowledge that Olshan Frome Wolosky LLP represents the Buyer and does not, and did not, represent the Company or the Member in connection with this Agreement and the Contemplated Transactions. Each of the Company and the Member acknowledges that it has been represented by Kleinberg, Kaplan, Wolff & Cohen, P.C. in connection with this Agreement and the Contemplated Transactions. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived.

Section 7.11 Definitions. As used herein:

“Affiliate” has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the State of New York generally are closed for regular banking business.

“Buyer Material Adverse Effect” means any event, development, change, circumstance, effect, occurrence or condition that, either individually or in the aggregate, (a) has caused or would reasonably be expected to cause a material adverse effect on the business, operations, financial condition or results of operations of Buyer and its subsidiaries, taken as a whole, or (b) prevents or materially impairs or delays the ability, or would reasonably be expected to prevent or materially impair or delay the ability, of the Buyer to perform any of its obligations under any of the Transaction Documents or to consummate any of the Contemplated Transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, development, change, circumstance, effect, occurrence or condition that, either individually or in the aggregate, (a) has caused or would reasonably be expected to cause a material adverse effect on the business, operations, financial condition or results of operations of the Company, or (b) prevents or materially impairs or delays the ability, or would reasonably be expected to prevent or materially impair or delay the ability, of the Company to perform any of their respective obligations under any of the Transaction Documents or to consummate any of the Contemplated Transactions.

“Company Tax” means any Tax, if and to the extent that the Company is or may be potentially liable under applicable Law, under Contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of Law) for any such Tax.

“Company Tax Return” means any Tax Return filed or required to be filed by the Company with any Governmental Entity, if, in any manner or to any extent, relating to or inclusive of the Company, or any Company Tax (which, for the avoidance of doubt, shall not include any personal income Tax Return of the Member).

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Membership Interest Purchase.

“Contract” means any written or oral contract, agreement, arrangement, license, lease, instrument or note that creates a legally binding obligation.

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“Encumbrance” means any lien, encumbrance, security interest, claim, charge, surety, mortgage, option, pledge, easement, limitation or restriction (including on any right to vote or Transfer any asset or security) of any nature whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all intellectual property rights arising from or in respect of the following: (a) all patents and applications therefor, including continuations, divisionals, provisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon; (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, slogans, Internet domain names and individual, limited liability company and business names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (c) copyrights and registrations and applications therefor, works of authorship and mask work rights; (d) all computer programs and software (including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, but excluding off-the-shelf commercial or shrink-wrap software), databases and compilations (including any and all data and collections of data), and all descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, all technology supporting any of the foregoing, and all documentation, including user manuals and other training documentation, related to any of the foregoing; and (e) all trade secrets, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses and other works of authorship, and other tangible embodiments of the foregoing, in any form, and all related technology.

“Knowledge” means (a) in the case of the Company or the Member, the actual or constructive knowledge of Jeffrey E. Eberwein, after due inquiry, and (b) in the case of the Buyer, the actual knowledge of each of Daniel M. Koch and Stephen A. Clark, separately and collectively.

“Law” means any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule, regulation, administrative interpretation, directive or other requirement of any Governmental Entity.

“Permitted Lien” means (a) liens for Taxes, assessments of other governmental charges not yet due and payable, (b) landlord’s, supplier’s, materialmens’, mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (c) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor or licensee under a license or (d) liens of lessors under Real Property Leases and licensors under intellectual property licenses.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Pre-Closing Period” means any Tax period ending on or before the Closing Date, and the portion of any Straddle Period ending on and including the Closing Date.

“Post-Closing Period” means any Tax period beginning after the Closing Date.

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“Representative” means, with respect to any Person, each of such Person’s Affiliates, managers, officers, employees, partners, members, managers, consultants, advisors, accountants, attorneys, representatives and agents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Straddle Period” means any Tax period beginning before the Closing Date and ending after the Closing Date.

“Tax” means any tax, charge, deficiency, duty, fee, levy, toll or other amount (including, without limitation, any net income, gross income, profits, gross receipts, excise, property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative, add-on minimum, estimated, severance, stamp, occupation, environmental, premium, capital stock, disability, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording, registration or other tax) assessed or otherwise imposed by any Governmental Entity or under applicable Law, together with any interest, penalties or any other additions or increases.

“Tax Return” means mean any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including, without limitation, any consolidated, combined or unitary return and any related or supporting information) with respect to Taxes.

“Transaction Documents” means this Agreement, the Working Capital Statement, the assignment for the Membership Interests and any Schedule, Annex or Exhibit to any of the foregoing.

“Transfer” means any sale, assignment, pledge, hypothecation or other disposition.

“Treasury Regulations” means the regulations promulgated under the Code.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

BUYER: ATRM HOLDINGS, INC.

By:	/s/ Daniel M. Koch
	Name:	Daniel M. Koch
	Title:	President and Chief Executive Officer

COMPANY: LONE STAR VALUE MANAGEMENT, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Sole Member

MEMBER:

/s/ Jeffrey E. Eberwein
JEFFREY E. EBERWEIN

[Signature Page to Membership Interest Purchase Agreement]